Exhibit 99.1

National & Retail Trades and First Call

For release: March 8, 2007 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS FEBRUARY COMPARABLE STORE SALES
INCREASE OF 4.4 PERCENT

MENOMONEE FALLS, WI, -- (Business Wire) – March 8, 2007 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended March 3, 2007 increased 12.8 percent over the four-week period ended February 25, 2006. On a comparable store basis, sales increased 4.4 percent.

	Sales Summary
	($ in millions)
	Fiscal Period Ended		% Inc.	This Year
	March 3,	February 25,	All	Comp
	2007	2006	Stores	Stores

February	$ 929.3	$ 823.7	12.8%	4.4%

On March 3, 2007, the Company operated 817 stores in 45 states, compared to 732 in 41 states at the same time last year.

The Company celebrates the grand opening of seven new stores today. In April, the Company plans to open ten additional stores, including its initial entry into Idaho. The balance of its planned 110-115 stores for 2007 are expected to open in the third fiscal quarter.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:30 AM EST on Thursday, March 8 until 8:30 PM EST on Friday, March 9.  The dial-in number for the replay is (719) 457-0820 (Pass Code:  5851284).

Bank of America Conference

Kevin Mansell, Kohl’s president, will be presenting at the Bank of America Conference at the New York Palace Hotel on March 14, 2007 at 3:20 PM EDT.  To listen to the live web cast of the presentation, go to http://www.veracast.com/webcasts/bas/consumer07/id91209118.cfm.  After the completion of this conference, a full audio web cast will be available until March 30, 2007.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464